Exhibit 99.2

The expenses to be incurred by HCP, Inc. relating to the registration and offering of $450,000,000 aggregate principal amount 3.75% Senior Notes due 2019 pursuant to a Registration Statement on Form S-3 (File No. 333-161721) and a related prospectus supplement filed with the Securities and Exchange Commission on January 20, 2012 are estimated to be as follows:

Estimated Fees
SEC registration fee	$55,000
Legal fees and expenses	250,000
Accounting fees and expenses	200,000
Printing fees	65,000
Rating agency fees	730,000
Trustee’s fees and expenses	12,000
Miscellaneous	—
Total expenses	$1,312,000